THE ADVISORS' INNER CIRCLE FUND II

                                   SCHEDULE A
                         DATED NOVEMBER 13, 2007 TO THE
                 SHAREHOLDER SERVICES PLAN DATED AUGUST 9, 2005

                                                                         SHAREHOLDER
FUND                                                 CLASS OF SHARES     SERVICES FEE
----                                                 ---------------     ------------
Aberdeen Emerging Markets Fund                       Advisor                    0.25%

Aberdeen Total Return Fixed Income Fund              Advisor                    0.25%

Aberdeen Global Equity Fund                          Advisor                    0.25%

Aberdeen International Equity Fund                   Advisor                    0.25%

SmartGrowth ETF Lipper(R)Optimal                     Class A                    0.25%
Conservative Index Fund

SmartGrowth ETF Lipper(R)Optimal                     Class A                    0.25%
Moderate Index Fund

SmartGrowth ETF Lipper(R)Optimal                     Class A                    0.25%
Growth Index Fund

MutualHedge Equity Long-Short Legends Fund           Class A                    0.25%

MutualHedge Equity Long-Short Legends Fund           Class C                    0.25%

MutualHedge Event Driven Legends Fund                Class A                    0.25%

MutualHedge Event Driven Legends Fund                Class C                    0.25%

Perimeter Small Cap Growth Fund                      Investor                   0.25%